UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 10, 2026

iPower Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40391	82-5144171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8798 9th Street

Rancho Cucamonga, CA 91730

(Address Of Principal Executive Offices) (Zip Code)

(626) 863-7344

(Registrant’s Telephone Number, Including Area Code)

___________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 per share	IPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Additional Mandatory Closing under Securities Purchase Agreement

As previously disclosed in our Current Report on Form 8-K filed on December 23, 2025, iPower Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement dated December 22, 2025 (the “Purchase Agreement”) with an institutional investor (the “Investor”), providing for a 6% original issue discount senior secured convertible note facility and an initial closing of $5,184,024 principal amount of series A senior secured convertible note and $1,815,976 principal amount of series B senior secured convertible note (the “Prior Form 8-K”). The Prior Form 8-K also noted that, pursuant to the Purchase Agreement, the parties would close on an additional approximately $2,000,000 principal amount of series A senior secured convertible note upon the effectiveness of a resale registration statement (the “Additional Mandatory Series A Note”).

On February 9, 2026, the Company delivered an Additional Mandatory Closing Notice to the Investor and, on February 10, 2026, consummated the Additional Mandatory Closing in accordance with the Purchase Agreement, receiving $1,880,00 in exchange for issuing a $2,000,000 aggregate principal amount of the Additional Mandatory Series A Note to the Investor after satisfaction of all applicable closing conditions, including the effectiveness of the resale registration statement and the absence of any Event of Default.

Pursuant to the Purchase Agreement, the consideration was paid at $940 for each $1,000 of principal amount, and the Company received gross proceeds of approximately $1,880,000 at this closing, before fees and expenses.

Consistent with the Purchase Agreement’s disclosure covenants, the Company is providing this Current Report on Form 8-K to disclose the completion of the Additional Mandatory Closing under the Purchase Agreement.

Item 8.01.	Other Events.

On February 10, 2026, the Company announced that its board of directors has authorized a share repurchase program for up to $2.0 million of common stock (the “Share Buyback Program”). Share repurchases under the Share Buyback Program, if any, may be made from time to time on the open market or through privately negotiated transactions, including, without limitation, through Rule 10b5-1 trading plans, any other legally permissible means, or any combination of the foregoing. The Share Buyback Program has no time limit, does not obligate the Company to acquire a specified number of shares, and may be suspended, modified, or terminated at any time, without prior notice. The number of shares to be repurchased will depend on market conditions and other factors. Repurchases under the program are expected to be funded from a combination of existing cash balances and future cash flow.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Series A Senior Secured Convertible Note
99.1	Press Release, dated February 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPOWER, INC.
Dated: February 10, 2026
	By:	/s/ Chenlong Tan
	Name:	Chenlong Tan
	Title:	Chief Executive Officer

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